UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): February 6, 2009

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

133 Sevilla Avenue

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, pursuant to a Credit Agreement, dated July 21, 2008, between Stanford International Bank Ltd. (“SIBL”) and us, SIBL committed to loan us up to $40,000,000 (the “Credit Agreement”). Pursuant to amendments to the Credit Agreement, dated September 5, 2008 and September 17, 2008, the funding schedule for loans to be made under the Credit Agreement was modified. In addition, on November 14, 2008, the Credit Agreement was further amended to, among other things, extend the maturity date for all loans made under the Credit Agreement to June 30, 2011 and to modify the funding schedule for the unfunded balance of the loan under the Credit Agreement.

Modification Agreement

Since entering into the Credit Agreement, we have performed our obligations and we have not been in default. On February 6, 2009, as part of a modification to our capital structure, we entered into a Modification Agreement with SIBL (the “Modification Agreement”). Pursuant to the Modification Agreement:

•	we agreed to further amend the Credit Agreement to terminate SIBL’s obligation to fund the balance of $28 million committed by SIBL under the Credit Agreement;

•

in partial consideration of our agreement to terminate the Credit Agreement, SIBL agreed to convert the $12 million outstanding principal amount under the Credit Agreement into 1,777,778 shares of our Series B Convertible Preferred Stock (“Series B Preferred Stock”);

•	SIBL agreed to surrender for cancellation 16,148,612 shares of our common stock thereby reducing to 49.9% SIBL’s ownership of our outstanding common stock;

•	we granted SIBL an option, exercisable through March 31, 2009, to purchase an additional 592,593 shares of our Series B Preferred Stock for an aggregate purchase price of $4 million (the “Option”);

•	SIBL agreed to modify the Series B Preferred Stock as follows:

•

setting the initial conversion rate (the “Conversion Rate”) for the shares of the Series B Preferred Stock at a rate of seven shares of our common stock for each eight shares of Series B Preferred Stock;

•	providing for adjusted Conversion Rates in the event that SIBL does not fully exercise the Option;

•

providing that the shares of Series B Preferred Stock are automatically converted into shares of our common stock at the then effective Conversion Rate to the extent necessary for SIBL to maintain ownership of 49.9% of the then total amount of issued and outstanding shares of our common stock; and

•

adding certain protective provisions providing that the following actions cannot be taken without prior approval of the holders of the majority of the Series B Preferred Stock outstanding: (a) any change to the rights, preferences or privileges of the Series B Preferred Stock; or (b) the creation of a new class or series of stock superior to the Series B Preferred Stock.

•	SIBL agreed to place all of its shares of our common stock and Series B Preferred Stock in a voting trust pursuant to a voting trust agreement;

•	all registration rights agreements between us and SIBL were terminated with no further obligation on our part to file any registration statement for the benefit of SIBL;

•	we agreed to amend the employment agreement of Pete R. Pizarro, our Chief Executive Officer (“Pizarro”), who would have otherwise been entitled to terminate his employment for “Good Reason;” and

•

SIBL agreed to the transfer by February 28, 2009 to us of $2.35 million of indebtedness of our subsidiary, Desca Holding LLC, due to an affiliate of SIBL in exchange for 344,444 shares of Series B Preferred Stock, or, if such transfer does not occur, a further cancellation of 1,801,740 shares of our common stock held under the voting trust agreement.

Our Board of Directors engaged National Securities Corporation as its independent financial advisor to review the fairness, from a financial point of view, of the transactions contemplated by the Modification Agreement to our shareholders, other than SIBL. Based upon its review of the proposed transactions, National Securities Corporation found the transactions fair to our shareholders, other than SIBL, from a financial point of view. Our Board of Directors, based in part upon receipt of this fairness opinion, approved the Modification Agreement and the various transactions contemplated thereby and determined that such transactions were in the best interests of the Company.

Fourth Amendment to Credit Agreement

Pursuant to a Fourth Amendment to Credit Agreement (the “Fourth Amendment”), dated February 6, 2009, the Credit Agreement was terminated including the commitment of SIBL to fund any further amounts under the Credit Agreement. All principal amounts outstanding under the Credit Agreement in the amount of $12 million were converted into shares of our Series B Preferred Stock and the accrued interest was cancelled. As a result of the termination of the Credit Agreement all related loan, security and collateral documents were also released and terminated. This includes the release of guarantees granted by our subsidiaries, eLandia South Pacific Holdings, Inc. and eLandia Technologies, Inc. (the “Guarantors”), for the benefit of SIBL. In addition, pursuant to the Fourth Amendment, all security interests and other liens granted to SIBL under securities pledge agreements executed by us and each of the Guarantors were satisfied and discharged and all collateral pledged was released.

Voting Trust Agreement

In connection with the termination of the Credit Agreement, SIBL has agreed to place 12,364,377 shares of our common stock and 4,118,263 shares of Series B Preferred Stock, representing all shares of our capital stock currently owned by SIBL, into a voting trust. Pursuant to a Voting Trust Agreement, SIBL appointed Pizarro, to act as the trustee. With certain limited exceptions, Pizarro was granted the voting power with respect to all shares of stock placed in the voting trust by SIBL and Pizarro may vote such shares in his sole discretion. However, Pizarro is required to vote the shares in accordance with and in the same proportion as the holders of the remaining outstanding shares of our common stock voting on any of the following matters (which the Company has agreed will be put to a vote of the shareholders): (i) the sale of the Company whether by merger, consolidation, sale of all or substantially all the assets or other similar transaction; and (ii) if the Company desires to increase the amount of shares of our common stock issuable pursuant to any stock option or other equity plan in an amount exceeding the greater of 9,500,000 shares of our common stock or 15% of the total amount of outstanding common stock. Additionally, SIBL retained the right to vote with respect to certain issues pertaining to the Series B Preferred Stock including any change to the rights, preferences or privileges of the Series B Preferred Stock or the creation of a new class or series of stock superior to the Series B Preferred Stock.

Under the Voting Trust Agreement, SIBL has agreed that the shares in the voting trust may not be transferred during the term of the voting trust. Notwithstanding these lock up provisions, SIBL may instruct the trustee to transfer, during any three month period, an amount of shares of our common stock equivalent to 1% of the then total outstanding shares of common stock. Any such transfers must be made in compliance with the limitations of Rule 144 under the Securities Act of 1933. The Voting Trust Agreement will terminate on the earlier of (a) five years from the date of the agreement, (b) the consummation of a change in control transaction, or (c) the date upon which SIBL owns less than 25% of our common stock.

Amended and Restated Certificate of Designation of Series B Preferred Stock

Effective February 6, 2009, we amended our Certificate of Incorporation with the filing of an Amended and Restated Certificate of Designations, Rights and Preferences of Series B Preferred Stock (“Amended and Restated Certificate of Designation”). Under the Amended and Restated Certificate of Designation, all voting rights of the Series B Preferred Stock were removed. As a result of the Amended and Restated Certificate of Designation, the Series B Preferred Stock has no more rights than our common stock other than a liquidation preference and other than the following protective provisions:

•	if shares of Series B Preferred Stock remain outstanding, we may not, without prior approval of the holders of the majority of the Series B Preferred Stock outstanding:

•	change the rights, preferences or privileges of the Series B Stock; or

•	create a new class or series of stock having a preference over or otherwise being superior to the Series B Preferred Stock.

In addition, the Conversion Ratio for the Series B Preferred Stock, previously one share of our common stock for each share of Series B Preferred Stock, was modified such that the shares of Series B Preferred Stock would be initially convertible into common stock based on a ratio of seven shares of common stock for every eight shares of Series B Preferred Stock. However, in the event that SIBL does not fully exercise the Option, then the Conversion Ratio of the Series B Preferred Stock will automatically be adjusted, as of April 1, 2009, such that shares of Series B Preferred Stock will be convertible, on a pro-rata basis, into our common stock as follows:

•	if no portion of the Option is exercised, the Conversion Rate will be adjusted to three and one-half shares of our common stock for each eight shares of Series B Preferred Stock;

•	if $1,000,000 of the Option is exercised, the Conversion Rate will be adjusted to four shares of our common stock for each eight shares of Series B Preferred Stock;

•	if $2,000,000 of the Option is exercised, the Conversion Rate will be adjusted to five shares of our common stock for each eight shares of Series B Preferred Stock;

•	if $3,000,000 of the Option is exercised, the Conversion Rate will be adjusted to six shares of our common stock for each eight shares of Series B Preferred Stock; and

•	if the Option is exercised in full, the Conversion Rate will not be adjusted.

Amendment to Pizarro Employment Agreement

SIBL’s funding commitment under the initial Credit Agreement was a material inducement for Pizarro to enter into an Executive Employment Agreement, dated as of February 15, 2008, with the Company (the “Pizarro Employment Agreement”). The transactions contemplated by the Modification Agreement could allow Pizarro to terminate the Pizarro Employment Agreement for “Good Reason.” As a result, we entered into an amendment to the Pizarro Employment Agreement (the “Amendment”), the terms of which are more fully described in Item 5.02 below.

Additional Modification Agreement

As additional consideration for our agreeing to the transactions contemplated by the Modification Agreement, we entered into an Additional Modification Agreement on February 6, 2009 (the “Additional Modification Agreement”). Pursuant to the Additional Modification Agreement, SIBL agreed to transfer to us $2,325,000 in indebtedness due from our subsidiary, Desca Holding LLC, originally to Stanford Bank (Panama), S.A. under a line of credit in exchange for an additional 344,444 shares of Series B Preferred Stock. SIBL also agreed to cancel any accrued and unpaid interest outstanding on the amount of such indebtedness. In the event that such indebtedness is not transferred to us by February 28, 2009, then SIBL shall surrender for cancellation an additional 1,801,740 shares of our common stock held under the Voting Trust Agreement.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transaction. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Modification Agreement, Fourth Amendment to Credit Agreement, Voting Trust Agreement, Amended and Restated Certificate of Designation of Series B Preferred Stock, Amendment to Employment Agreement and Additional Modification Agreement attached as exhibits to this Current Report and incorporated by this reference.

On February 6, 2009, we issued a press release announcing our entry into the Modification Agreement as well as other documents contemplated thereby. The press release is attached as Exhibit 99.1 to this Current Report and incorporated by this reference.

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 1.01, the Credit Agreement was terminated pursuant to the Fourth Amendment. In addition, pursuant to a Termination Agreement, dated February 6, 2009, all registration rights agreements executed by the Company in favor of SIBL were terminated with no further obligations on the part of the Company to file any registration statement for the benefit of SIBL. The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transaction. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Termination Agreement attached as an exhibit to this Current Report and incorporated by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is hereby made to the issuance to SIBL of the Series B Preferred Stock pursuant to the Modification Agreement and the Additional Modification Agreement as described in Item 1.01 above. The issuance of the Series B Preferred Stock was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

Item 5.01	Changes in Control of Registrant.

Reference is hereby made to the Voting Trust Agreement and the appointment of Pizarro as the initial voting trustee thereunder as described in Item 1.01 above. Pursuant to the Voting Trust Agreement, SIBL has agreed to place 12,364,377 shares of our common stock and 4,118,263 shares of Series B Preferred Stock, representing all shares of our capital stock currently owned by SIBL, into a voting trust. Pursuant to the Voting Trust Agreement, Pizarro, as the trustee, is entitled (subject to certain limitations described above) to exercise the voting rights with respect to such shares in his discretion.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further inducement for SIBL to enter into the Modification Agreement to the Credit Agreement, we entered into the Amendment with Pizarro on February 6, 2009. Under the Amendment, Pizarro waived any breach by us by reason of our entry into the Modification Agreement and released the Company of any liabilities resulting from such breach. In consideration of Pizarro agreeing to enter into the Amendment, we agreed to provide certain additional compensatory benefits to Pizarro as follows:

•

The exercise price with respect to options to purchase 3,122,000 shares of our common stock previously granted pursuant to the Pizarro Employment Agreement will be reduced from $3.07 to an amount equal to the fair market value of our common stock as determined by the Compensation Committee of our Board of Directors, based on the mean average of the high and low trading price of our common stock as traded on the public market for such common stock on the day of the effectiveness of the re-pricing amendment of our 2008 Executive Incentive Plan;

•

Pizarro was granted options to purchase an additional 1,000,000 shares of our common stock at the same exercise price as described above, which options will vest equally on a monthly basis over a three-year period beginning February 2009, if and only if Pizarro remains continuously employed by us until each vesting date, subject to other terms and conditions;

•

All “unvested” shares of our common stock granted pursuant to Pizarro as part of a 750,000 share restricted stock award pursuant to the Pizarro Employment Agreement immediately vested, and all contractual restrictions with respect to such shares were terminated; and

•	Pizarro’s full bonus for 2008 in the amount of $375,000, as provided in the Pizarro Employment Agreement, is to be paid promptly following the execution of the Amendment.

In addition, the Pizarro Employment Agreement was further amended to provide as follows:

•	during 2009, Pizarro will be paid a guaranteed bonus of $375,000, payable in equal bi-monthly installments commencing the first payroll date of February 2009;

•	by no later than December 2009, we must adopt a written Senior Management Incentive Compensation Plan applicable to years 2010 and beyond;

•

we must amend our Policy Governing Insider Trading (the “Policy”) by March 31, 2009, to (a) permit, with our approval, the adoption of written plans for trading our securities in accordance with SEC Rule 10b5-1(c) (a “Trading Plan”), and (b) exempt transactions made pursuant to approved Trading Plans from the Policy; and

•	following the amendment to the Policy described above, we must approve a Trading Plan for Pizarro for certain shares of our common stock owned by Pizarro.

The Compensation Committee of our Board of Directors, acting on the recommendation of an independent compensation advisor, approved the Amendment and determined that the Amendment including the additional compensation to be paid to Pizarro was fair to and in the best interests of the Company. The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transaction. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached as an exhibit to this Current Report and incorporated by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 6, 2009, we amended our Certificate of Incorporation with the filing of an Amended and Restated Certificate of Designations, Rights and Preferences of Series B Preferred Stock (“Amended and Restated Certificate of Designation”). Under the Amended and Restated Certificate of Designation, all voting rights of the Series B Preferred Stock were removed. As a result of the Amended and Restated Certificate of Designation, the Series B Preferred Stock has no more rights than our common stock other than a liquidation preference and other than the following protective provisions:

•	if shares of Series B Preferred Stock remain outstanding, we may not, without prior approval of the holders of the majority of the Series B Preferred Stock outstanding:

•	change the rights, preferences or privileges of the Series B Stock; or

•	create a new class or series of stock having a preference over or otherwise being superior to the Series B Preferred Stock.

In addition, the Conversion Ratio for the Series B Preferred Stock, previously one share of our common stock for each share of Series B Preferred Stock, was modified such that the shares of Series B Preferred Stock would be initially convertible into common stock based on a ratio of seven shares of common stock for every eight shares of Series B Preferred Stock. However, in the event that SIBL does not fully exercise the Option, then the Conversion Ratio of the Series B Preferred Stock will automatically be adjusted, as of April 1, 2009, such that shares of Series B Preferred Stock will be convertible, on a pro-rata basis, into our common stock as follows:

•	if the no portion of the Option is exercised, the Conversion Rate will be adjusted to three and one-half shares of our common stock for each eight shares of Series B Preferred Stock;

•	if $1,000,000 of the Option is exercised, the Conversion Rate will be adjusted to four shares of our common stock for each eight shares of Series B Preferred Stock;

•	if $2,000,000 of the Option is exercised, the Conversion Rate will be adjusted to five shares of our common stock for each eight shares of Series B Preferred Stock;

•	if $3,000,000 of the Option is exercised, the Conversion Rate will be adjusted to six shares of our common stock for each eight shares of Series B Preferred Stock; and

•	if the Option is exercised in full, the Conversion Rate will not be adjusted.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock.

9.1	Voting Trust Agreement among Pete R. Pizarro, as voting trustee, Stanford International Bank Ltd. and eLandia International Inc., dated February 6, 2009.

10.1	Modification Agreement between eLandia International Inc. and Stanford International Bank Ltd., dated February 6, 2009.

10.2	Fourth Amendment to Credit Agreement between eLandia International Inc. and Stanford International Bank Ltd., dated February 6, 2009.

10.3	Amendment to Executive Employment Agreement between Pete R. Pizarro and eLandia International Inc., dated February 6, 2009.

10.4	Additional Modification Agreement between eLandia International Inc. and Stanford International Bank Ltd., dated February 6, 2009.

10.5	Termination Agreement between eLandia International Inc. and Stanford International Bank Ltd., dated February 6, 2009.

99.1	Press Release Issued by eLandia International Inc., dated February 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: February 6, 2009	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock.

9.1	Voting Trust Agreement among Pete R. Pizarro, as voting trustee, Stanford International Bank Ltd. and eLandia International Inc., dated February 6, 2009.

10.1	Modification Agreement between eLandia International Inc. and Stanford International Bank Ltd., dated February 6, 2009.

10.2	Fourth Amendment to Credit Agreement between eLandia International Inc. and Stanford International Bank Ltd., dated February 6, 2009.

10.3	Amendment to Executive Employment Agreement between Pete R. Pizarro and eLandia International Inc., dated February 6, 2009.

10.4	Additional Modification Agreement between eLandia International Inc. and Stanford International Bank Ltd., dated February 6, 2009.

10.5	Termination Agreement between eLandia International Inc. and Stanford International Bank Ltd., dated February 6, 2009.

99.1	Press Release Issued by eLandia International Inc., dated February 6, 2009.